UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2011

JAMMIN JAVA CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52161
(Commission File Number)

EIN: 264204714
(IRS Employer Identification No.)

8200 Wilshire Blvd, Suite 200 Beverly Hills CA 90211
(Address of principal executive offices and Zip Code)

323-556-0746
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

Effective August 5, 2011, Jammin Java Corp. (the “Company”) and Marley Coffee, LLC (“MCL”) agreed to amend (the “Amendment”) the initial Trademark License Agreement (the “Agreement”) by and between the Company and MCL.

In consideration for the amended terms, the Company agreed to assume USD$126,000 of obligations of MCL or its managing members by paying MCL or creditors identified by MCL or by MCL’s managing members USD$55,000, with the balance to be paid in equal monthly installments over a period of 18 months.

The amendments instituted several important changes.  The definition of “Licensed Distribution Channels” was expanded from “hotels, restaurants, office coffee services industry, and large (big box) retail stores” to include specialty grocery stores, food distributors and supply services, gas and other automotive/truck service stations, Internet-based wholesalers and retailers, and other business engaged in the sale of coffee products (whole or ground beans or beverages) and accessories (excluding “coffee houses”).

The definition of “Licensed Products,” which originally meant “coffee in portion sizes of 5 lb. bags, 1Kg bags and 2.5 oz portion packs, related goods and goods related to the Licensed Services [i.e., coffee roasting services, coffee production services and coffee sale, supply distribution and support services] was also augmented and clarified to mean “coffee in all its forms and derivations, regardless of portions, sizes, or packaging.”  This definition also now includes “the non-exclusive right to merchandise other items including, but not limited to, coffee cups, coffee mugs, coffee glasses, saucers, mile steamers, machines for brewing coffee, espresso, and/or cappuccino, grinders, water treatment products, tea products and chocolate products.”

The original Agreement granted the Company a non-exclusive worldwide license to use and reproduce MCL’s trademarks.  MCL now grants the Company an exclusive right to distribute, through the Licensed Distribution Channels, the Licensed Products and Services within and to the U.S., Canada, Mexico and the Caribbean, as well as to U.S. and Canadian government and military facilities worldwide (the “Territory”).  A non-exclusive right is granted to distribute tea products and instant coffee in the Territory.

Pursuant to the Amendment, MCL grants the Company a revocable right (subject to MCL’s consent) to use the term “Marley Coffee,” and reasonably similar variations, as the Company’s “doing business as” name solely in connection with the Licensed Products and Services, for the Licensed Distribution Channels, in the Territory.

If MCL, or an affiliate thereof, opens up to three franchise establishments to retail the Licensed Products and Services, following the completion of such franchises the Company shall have a right of first refusal to develop new franchises in the U.S.

The Amendment added an arbitration clause to the Agreement for an efficient dispute resolution scheme.

The Company entered into a Consulting Agreement, signed on August 6, 2011 and effective as of August 1, 2011, with Shane Whittle, a former officer of the Company and a managing member of MCL.  Mr. Whittle will offer services to the Company in the capacity of a Sales and Marketing/Product Development Strategist.  Mr. Whittle will be paid a consulting fee of $10,000.00 per month and the Company has granted Mr. Whittle an irrevocable option to purchase 2,000,000 shares of the Company’s common stock (the “Shares”) at an exercise price of USD$0.40 per Share.  Under the terms of the option, the option shall be exercisable and the Shares available for purchase in three tranches:  (i) 666,666 Shares may be purchased on or after September 1, 2012 and until September 1, 2022, (ii) 666,666 Shares may be purchased on or after  September 1, 2013 and until September 1, 2023, and  (iii) 666,667 Shares may be purchased on or after September 1, 2014 and until September 1, 2024.  The term of the Consulting Agreement is 18 months commencing on August 1, 2011.

On August 5, 2011, the Board approved the issuance of an incentive stock option to Mr. Whittle for the purchase of 2,000,000 shares granted to Mr. Whittle in accordance with the terms of the Consulting Agreement.

The preceding descriptions are qualified in their entirety by reference to the full text of the Amendment to the Trademark License Agreement, attached hereto as Exhibit 10.1, the Consulting Agreement by and between Shane Whittle and Jammin Java Corp., attached hereto as Exhibit 10.2, and the Incentive Stock Option Grant to Shane Whittle, attached hereto as Exhibit 10.3.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Paola Dooly submitted her resignation, effective as of August 5, 2011, as a member of the Board of Directors (the “Board”) of  the Company, which the Board accepted.  Ms. Dooly will continue to serve as the Company's Director of Sales, working closely with the Company’s current management to focus on increasing revenues.

On August 8, 2011, the Board elected Mr. Brent Toevs as a successor Director to Ms. Dooly, to serve until he resigns or is removed.  Mr. Toevs is a coffee-industry veteran and will also serve as the Company’s new Chief Executive Officer (“CEO”), as discussed below.

The Board approved, on August 5, 2011, its “2011 Equity Compensation Plan,” attached hereto as Exhibit 10.4, which provides that the Board can grant incentive stock options and other forms of equity compensation to employees, directors and consultants.

On August 5, 2011, the Company formalized its employment arrangement with Anh Tran, its President, and the Board approved the contract which is effective as of August 1, 2011 with a term of three years until renewal.  Mr. Tran shall receive an annual salary of $120,000.00, less ordinary withholdings, with a ten percent (10%) annual incremental increase, subject to change from time to time as the Board or a compensation committee of the Board may determine and approve.  Mr. Tran may also receive a cash bonus following the end of each fiscal year upon the satisfaction, as determined by the Board at its sole discretion, of performance objectives as established by the Board on an annual basis.  Mr. Tran is also entitle to receive up to $10,000 per year for contribution, up to the maximum U.S. Federal amount, to his Individual Retirement Account.  In addition to standard benefits, the Company agreed to pay Mr. Tran for the costs of maintaining a home office Costs (equipment, supplies, telecommunication costs) and for a mobile phone and plan.

On August 5, 2011, the Board approved an employment agreement with Brent Toevs, to serve as the Company’s Chief Executive Officer (“CEO”), with a term of three years until renewal.  Mr. Toevs shall receive an annual salary of $155,000.00, less ordinary withholdings, with a ten percent (10%) annual incremental increase, subject to change from time to time as the Board or a compensation committee of the Board may determine and approve..  Mr. Toevs may also receive a cash bonus following the end of each fiscal year upon the satisfaction, as determined by the Board at its sole discretion, of performance objectives as established by the Board on an annual basis.  Mr. Toevs is also entitled to receive up to $10,000 per year for contribution, up to the maximum U.S. Federal amount, to his Individual Retirement Account.  Further, In addition to standard benefits, the Company agreed to compensate Mr. Toevs for annual home office costs (equipment, supplies, telecommunication costs) in the amount of USD$3,600, fees for fiscal year end tax preparation and personal financial planning/investment advice in the amount of USD$1,000, annual mobile phone and plan expenses in the amount of USD$2,400, and vehicle expenses (combined lease expense, gas and maintenance) in the annual amount of USD$24,000.

Also on August 5, 2011, the Board approved the grant of  incentive stock options to, respectively, Anh Tran, the President of the Company, and Rohan Marley, the Chairman of the Board.  Each received a grant of options to purchase 2,000,000 Shares at an exercise price of USD$0.40 per Share, vesting annually in one-third tranches over a three-year period.  The Board also approved the grant of incentive stock options to Mr. Brent Toevs, the Company’s CEO, to purchase 1,000,000 Shares at an exercise price of USD$0.40 per Share, vesting annually in one-third tranches over a three-year period.

The preceding descriptions are qualified in their entirety by reference to the full text of the 2011 Equity Compensation Plan, attached hereto as Exhibit 10.4, the Employment Agreement by and between Anh Tran and Jammin Java Corp, attached hereto as Exhibit 10.5, the Employment Agreement by and between Brent Toevs and Jammin Java Corp., attached hereto as Exhibit 10.6, the Incentive Stock Option Grant to Anh Tran, attached hereto as Exhibit 10.7, the Incentive Stock Option Grant to Rohan Marley, attached hereto as Exhibit 10.8, and the Incentive Stock Option Grant to Brent Toevs, attached hereto as Exhibit 10.9.

EXHIBIT NO.	DESCRIPTION

Exhibit 10.1*	Amendment to Trademark License Agreement dated August 5, 2011
Exhibit 10.2*	Consulting Agreement by and between Shane Whittle and Jammin Java Corp.
Exhibit 10.3*	Incentive Stock Option Grant to Shane Whittle
Exhibit 10.4*	2011 Equity Compensation Plan
Exhibit 10.5*	Employment Agreement by and between Anh Tran and Jammin Java Corp.
Exhibit 10.6*	Employment Agreement by and between Brent Toevs and Jammin Java Corp.
Exhibit 10.7*	Incentive Stock Option Grant to Anh Tran
Exhibit 10.8*	Incentive Stock Option Grant to Rohan Marley
Exhibit 10.9*	Incentive Stock Option Grant to Brent Toevs

Exhibit 99.1*	Press Release Announcing Amendment of Trademark License

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2011	Jammin Java Corp.

	By:	/s/ Anh Tran
President